Exhibit 99.1

Contacts:	Pat Sheaffer, Ron Wysaske or Kevin Lycklama, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Earnings Increase in Third Fiscal Quarter;
Highlighted by Expanding Net Interest Margin and Continued Loan Growth

Vancouver, WA – January 28, 2016 - Riverview Bancorp, Inc. (Nasdaq GSM: RVSB) (“Riverview” or the “Company”) today reported net income of $1.7 million, or $0.08 per diluted share, in the third fiscal quarter ended December 31, 2015. This compares to $1.7 million, or $0.07 per diluted share, in the preceding quarter and $1.1 million, or $0.05 per diluted share, in the third fiscal quarter a year ago. In the first nine months of fiscal 2016, net income increased to $5.0 million, or $0.22 per diluted share, compared to $3.0 million, or $0.13 per diluted share, in the first nine months of fiscal 2015.

“We continue to successfully execute on our business plan and strategic initiatives,” said Pat Sheaffer, chairman and chief executive officer. “We were able to capitalize on the strength of the economy in the Portland-Vancouver marketplace with improved profitability, strong capital and continued loan growth.”

Third Quarter Highlights (at or for the period ended December 31, 2015)
  Net income increased to $1.7 million, or $0.08 per diluted share.
  Net interest margin improved to 3.69% compared to 3.64% in the preceding quarter.
  Total loans increased $14.8 million during the quarter and $31.6 million year-over-year to $610.7 million.
  Total deposits decreased $9.4 million during the quarter but have increased $58.2 million from a year ago.
  Classified assets decreased to $7.1 million, or 6.7% of total capital.
  Non-performing assets declined to 0.49% of total assets.
  Total risk-based capital ratio was 16.08% and Tier 1 leverage ratio was 11.11%.
  Increased quarterly cash dividend to $0.0175 per share.

Balance Sheet Review

“Loan activity remained strong during the quarter,” said Ron Wysaske, president and chief operating officer. “Our loan pipeline increased during the quarter as our lenders have continued expanding relationships with businesses throughout the greater Portland and Vancouver market. At December 31, 2015, our loan pipeline grew to $72.7 million from $64.8 million at the end of September.”

Loan originations totaled $75.4 million during the third quarter compared to $77.4 million in the preceding quarter. At December 31, 2015, there was an additional $34.6 million in undisbursed construction loans, the majority of which are expected to fund over the next several quarters.

Deposits were $747.6 million at December 31, 2015 compared to $757.0 million at September 30, 2015 and $689.3 million a year ago. The decrease in deposit balances during the quarter was primarily a result of timing of customer transactions. Average deposit balances, which eliminates some of the daily volatility in balances, increased $15.6 million during the quarter and were $59.7 million higher than the third quarter a year ago. The Company continues to focus on growing its core customer deposits balances. Checking account balances represented 41.2% of total deposits at December 31, 2015.

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

At December 31, 2015, shareholders’ equity was $106.0 million compared to $106.4 million at September 30, 2015. Tangible book value per share was $3.56 at December 31, 2015 compared to $3.57 at September 30, 2015. A quarterly cash dividend of $0.0175 per share was paid on January 19, 2016, generating a current yield of 1.6% based on the recent stock price.

Income Statement

“Our core profitability improved again this quarter reflecting the increased revenue growth with contributions from both the loan portfolio and noninterest income,” said Wysaske. “Core earnings (defined as earnings before taxes and provision for loan losses) increased $460,000 during the quarter compared to the preceding quarter.” Net interest income for the third fiscal quarter increased to $7.5 million compared to $7.2 million in the preceding quarter and $6.7 million in the third fiscal quarter a year ago.

The third quarter net interest margin expanded five basis points to 3.69% compared to 3.64% in the preceding quarter and improved 11 basis points compared to the third quarter a year ago. “Our net interest margin improved during the quarter as we increased our loan-to-deposit ratio and deployed a portion of our cash balances into more productive loans and investment securities,” said Kevin Lycklama, executive vice president and chief financial officer.

Non-interest income increased $201,000 during the quarter compared to linked quarter. The increase was primarily attributable to an increase of $172,000 in the collection of prepayment penalties on loan payoffs in the third quarter along with an increase in gain on sale of loans held for sale. In the first nine months of fiscal 2016, non-interest income increased to $7.2 million compared to $6.7 million for the same period in the prior year.

Asset management fees increased to $830,000 during the third fiscal quarter compared to $718,000 in the third quarter a year ago. Riverview Asset Management and Trust Company’s assets under management were $394.6 million at December 31, 2015 compared to $376.7 million a year ago.

Non-interest expense was $7.3 million in the third quarter, an increase of $65,000 compared to the preceding quarter and a decrease to $297,000 from a year ago. The year-over-year decrease was the result of a decrease in data processing expenses, state and local taxes and professional fees.

Credit Quality

“Maintaining high-level credit quality remains a top priority,” said Dan Cox, executive vice president and chief credit officer. “We have continued to reduce both our nonperforming and classified asset totals.” Total nonperforming assets (“NPA”) decreased to $4.3 million at December 31, 2015 compared to $4.7 million three months earlier.

Nonperforming loans (“NPL”) were $3.9 million, or 0.65% of total loans, at December 31, 2015 compared to $3.8 million, or 0.63% of total loans, at September 30, 2015 and $7.7 million, or 1.33% of total loans, a year ago. Loans past due 30-89 days were 0.11% of total loans at December 31, 2015 compared to 0.14% at September 30, 2015.

REO balances declined to $388,000 at December 31, 2015 compared to $909,000 three months earlier. Sales of REO properties totaled $460,000 during the quarter, with $61,000 in write-downs and no new additions.

Classified assets decreased to $7.1 million at December 31, 2015 compared to $7.5 million at September 30, 2015. The classified asset to total capital ratio was 6.7% at December 31, 2015 compared to 7.2% three months earlier. During the past twelve months, Riverview has reduced its classified assets by $15.8 million, or 68.9%.

Riverview recorded no provision for loan losses during the third fiscal quarter compared to a $300,000 recapture of loan losses during the preceding quarter. In the first nine months, the Company recorded an $800,000 recapture of loan losses compared to $1.1 million in the first nine months a year ago. The recapture of loan losses reflects the improvement in credit quality and the decline in loan charge-offs during the past few years.

Net loan recoveries were $60,000 during the quarter compared to net loan recoveries of $76,000 in the preceding quarter. The allowance for loan losses at December 31, 2015 totaled $10.2 million, representing 1.67% of total loans and 258.1% of nonperforming loans.

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

Capital

Riverview continues to maintain capital levels well in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 16.08%, Tier 1 leverage ratio of 11.11% and tangible common equity to tangible assets of 9.30% at December 31, 2015.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Riverview believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with GAAP results as reported.

Financial measures that exclude intangible assets are non-GAAP measures. To provide investors with a broader understanding of capital adequacy, Riverview provides non-GAAP financial measures for tangible common equity, along with the GAAP measure. Tangible common equity is calculated as shareholders’ equity less goodwill and other intangible assets. In addition, tangible assets are total assets less goodwill and other intangible assets.

The following table provides a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and ending total assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	March 31, 2015

Shareholders' equity	$105,993	$106,362	$101,912	$103,801
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	386	392	401	401

Tangible shareholders' equity	$80,035	$80,398	$75,939	$77,828

Total assets	$886,152	$896,302	$828,435	$858,750
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	386	392	401	401

Tangible assets	$860,194	$870,338	$802,462	$832,777

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $886 million, it is the parent company of the 92 year-old Riverview Community Bank, as well as Riverview Asset Management Corp. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. There are 17 branches, including twelve in the Portland-Vancouver area and three lending centers.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: the Company’s ability to raise common capital; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in the Company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, the Company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in the Company’s market areas; secondary market conditions for loans and the Company’s ability to sell loans in the secondary market; results of examinations of us by the Office of Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase the Company’s reserve for loan losses, write-down assets, change Riverview Community Bank’s regulatory

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

capital position or affect the Company’s ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the Company’s ability to attract and retain deposits; further increases in premiums for deposit insurance; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s workforce and potential associated charges; computer systems on which the Company depends could fail or experience a security breach; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and the Company’s ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; the Company’s ability to pay dividends on its common stock; and interest or principal payments on its junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services and the other risks described from time to time in our filings with the SEC.

Such forward-looking statements may include projections. Any such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities Exchange Commission regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.

The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(In thousands, except share data) (Unaudited)	December 31, 2015	September 30, 2015	December 31, 2014	March 31, 2015
ASSETS

Cash (including interest-earning accounts of $16,461, $55,094, $5,872	$28,967	$68,865	$21,981	$58,659
and $45,490)
Certificate of deposits held for investment	17,761	21,247	27,214	25,969
Loans held for sale	400	950	724	778
Investment securities:
Available for sale, at estimated fair value	154,292	134,571	118,366	112,463
Held to maturity, at amortized	77	80	88	86
Loans receivable (net of allowance for loan losses of $10,173, $10,113
$11,701, and $10,762)	600,540	585,784	567,398	569,010
Real estate owned	388	909	1,604	1,603
Prepaid expenses and other assets	3,236	3,256	3,049	3,238
Accrued interest receivable	2,429	2,181	2,024	2,139
Federal Home Loan Bank stock, at cost	988	988	6,120	5,924
Premises and equipment, net	14,814	15,059	15,683	15,434
Deferred income taxes, net	10,814	11,153	13,500	12,568
Mortgage servicing rights, net	386	392	393	399
Goodwill	25,572	25,572	25,572	25,572
Bank owned life insurance	25,488	25,295	24,719	24,908

TOTAL ASSETS	$886,152	$896,302	$828,435	$858,750

LIABILITIES AND EQUITY

LIABILITIES:
Deposits	$747,565	$756,996	$689,330	$720,850
Accrued expenses and other liabilities	7,178	6,497	9,397	8,111
Advance payments by borrowers for taxes and insurance	256	712	199	495
Federal Home Loan Bank advances	-	-	2,100	-
Junior subordinated debentures	22,681	22,681	22,681	22,681
Capital lease obligations	2,479	2,484	2,298	2,276
Total liabilities	780,159	789,370	726,005	754,413

EQUITY:
Shareholders' equity
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
December 31, 2015 - 22,507,890 issued and outstanding;
September 30, 2015 - 22,507,890 issued and outstanding;	225	225	225	225
December 31, 2014 - 22,471,890 issued and outstanding;
March 31, 2015 – 22,489,890 issued and outstanding;
Additional paid-in capital	64,417	65,333	65,217	65,268
Retained earnings	41,773	40,460	36,565	37,830
Unearned shares issued to employee stock ownership plan	(206)	(232)	(310)	(284)
Accumulated other comprehensive income (loss)	(216)	576	215	762
Total shareholders’ equity	105,993	106,362	101,912	103,801

Noncontrolling interest	-	570	518	536
Total equity	105,993	106,932	102,430	104,337

TOTAL LIABILITIES AND EQUITY	$886,152	$896,302	$828,435	$858,750

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income
	Three Months Ended			Nine Months Ended
(In thousands, except share data) (Unaudited)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
INTEREST INCOME:
Interest and fees on loans receivable	$7,109	$6,789	$6,498	$20,758	$19,155
Interest on investment securities	702	702	595	1,986	1,765
Other interest and dividends	110	111	110	340	359
Total interest and dividend income	7,921	7,602	7,203	23,084	21,279

INTEREST EXPENSE:
Interest on deposits	290	300	322	893	1,024
Interest on borrowings	144	139	163	417	458
Total interest expense	434	439	485	1,310	1,482
Net interest income	7,487	7,163	6,718	21,774	19,797
Recapture of loan losses	-	(300)	(400)	(800)	(1,050)

Net interest income after recapture of loan losses	7,487	7,463	7,118	22,574	20,847

NON-INTEREST INCOME:
Fees and service charges	1,312	1,132	1,032	3,740	3,260
Asset management fees	830	801	718	2,455	2,248
Net gain on sale of loans held for sale	125	79	154	425	435
Bank owned life insurance	193	190	196	580	528
Other, net	(43)	14	164	(18)	226
Total non-interest income	2,417	2,216	2,264	7,182	6,697

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,452	4,236	4,472	13,102	12,987
Occupancy and depreciation	1,200	1,154	1,223	3,523	3,632
Data processing	424	431	495	1,345	1,399
Advertising and marketing expense	149	208	169	533	522
FDIC insurance premium	127	122	143	375	498
State and local taxes	102	123	162	362	416
Telecommunications	71	74	73	218	223
Professional fees	222	218	302	673	848
Real estate owned expenses	65	167	99	511	901
Other	537	551	508	1,736	1,629
Total non-interest expense	7,349	7,284	7,646	22,378	23,055

INCOME BEFORE INCOME TAXES	2,555	2,395	1,736	7,378	4,489
PROVISION FOR INCOME TAXES	849	743	587	2,425	1,516
NET INCOME	$1,706	$1,652	$1,149	$4,953	$2,973

Earnings per common share:
Basic	$0.08	$0.07	$0.05	$0.22	$0.13
Diluted	$0.08	$0.07	$0.05	$0.22	$0.13
Weighted average number of common shares outstanding:
Basic	22,455,543	22,449,386	22,394,910	22,446,463	22,388,775
Diluted	22,506,341	22,490,351	22,439,195	22,491,546	22,421,330

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

(Dollars in thousands)	At or for the three months ended			At or for the nine months ended
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
AVERAGE BALANCES
Average interest–earning assets	$806,760	$783,371	$744,351	$789,403	$739,951
Average interest-bearing liabilities	597,989	594,667	573,417	593,851	576,670
Net average earning assets	208,771	188,704	170,934	195,552	163,281
Average loans	606,760	576,218	554,376	585,936	548,041
Average deposits	753,405	737,851	693,695	738,172	689,964
Average equity	108,115	106,771	102,327	106,838	101,021
Average tangible equity	82,151	80,794	76,358	80,865	75,053

ASSET QUALITY	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014

Non-performing loans	$3,941	$3,771	$7,729
Non-performing loans to total loans	0.65%	0.63%	1.33%
Real estate/repossessed assets owned	$388	$909	$1,604
Non-performing assets	$4,329	$4,680	$9,333
Non-performing assets to total assets	0.49%	0.52%	1.13%
Net recoveries in the quarter	$(60)	$(76)	$(100)
Net recoveries in the quarter/average net loans	(0.04)%	(0.05)%	(0.07)%

Allowance for loan losses	$10,173	$10,113	$11,701
Average interest-earning assets to average
interest-bearing liabilities	134.91%	131.73%	129.81%
Allowance for loan losses to
non-performing loans	258.13%	268.18%	151.39%
Allowance for loan losses to total loans	1.67%	1.70%	2.02%
Shareholders’ equity to assets	11.96%	11.87%	12.30%

CAPITAL RATIOS
Total capital (to risk weighted assets)	16.08%	16.45%	15.59%
Tier 1 capital (to risk weighted assets)	14.83%	15.19%	14.33%
Common equity tier 1 (to risk weighted assets)	14.83%	15.19%	N/A
Tier 1 capital (to leverage assets)	11.11%	11.22%	10.72%
Tangible common equity (to tangible assets)	9.30%	9.24%	9.46%

DEPOSIT MIX	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	March 31, 2015

Interest checking	$130,635	$132,727	$107,701	$115,461
Regular savings	88,603	83,094	74,111	77,132
Money market deposit accounts	226,746	234,194	222,300	237,465
Non-interest checking	177,624	176,131	144,189	151,953
Certificates of deposit	123,957	130,850	141,029	138,839
Total deposits	$747,565	$756,996	$689,330	$720,850

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOANS

		Other		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
December 31, 2015	(Dollars in thousands)
Commercial	$72,113	$-	$-	$72,113
Commercial construction	-	-	15,403	15,403
Office buildings	-	104,285	-	104,285
Warehouse/industrial	-	51,384	-	51,384
Retail/shopping centers/strip malls	-	56,008	-	56,008
Assisted living facilities	-	1,819	-	1,819
Single purpose facilities	-	122,029	-	122,029
Land	-	13,061	-	13,061
Multi-family	-	34,601	-	34,601
One-to-four family construction	-	-	8,346	8,346
Total	$72,113	$383,187	$23,749	$479,049

March 31, 2015
Commercial	$77,186	$-	$-	$77,186
Commercial construction	-	-	27,967	27,967
Office buildings	-	86,813	-	86,813
Warehouse/industrial	-	42,173	-	42,173
Retail/shopping centers/strip malls	-	60,736	-	60,736
Assisted living facilities	-	1,846	-	1,846
Single purpose facilities	-	108,123	-	108,123
Land	-	15,358	-	15,358
Multi-family	-	30,457	-	30,457
One-to-four family construction	-	-	2,531	2,531
Total	$77,186	$345,506	$30,498	$453,190

LOAN MIX	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	March 31, 2015
	(Dollars in thousands)
Commercial and construction
Commercial business	$72,113	$78,138	$82,284	$77,186
Other real estate mortgage	383,187	380,529	337,030	345,506
Real estate construction	23,749	17,304	29,199	30,498
Total commercial and construction	479,049	475,971	448,513	453,190
Consumer
Real estate one-to-four family	88,839	89,520	90,865	89,801
Other installment	42,825	30,406	39,721	36,781
Total consumer	131,664	119,926	130,586	126,582

Total loans	610,713	595,897	579,099	579,772

Less:
Allowance for loan losses	10,173	10,113	11,701	10,762
Loans receivable, net	$600,540	$585,784	$567,398	$569,010

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

DETAIL OF NON-PERFORMING ASSETS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Other	Total
December 31, 2015	(dollars in thousands)

Commercial real estate	$273	$1,289	$913	$-	$-	$2,475
Land	-	801	-	-	-	801
Consumer	114	-	141	233	177	665
Total non-performing loans	387	2,090	1,054	233	177	3,941

REO	313	-	30	45	-	388

Total non-performing assets	$700	$2,090	$1,084	$278	$177	$4,329

DETAIL OF LAND DEVELOPMENT AND SPECULATIVE CONSTRUCTION LOANS

	Northwest	Other	Southwest
	Oregon	Oregon	Washington	Total
December 31, 2015	(dollars in thousands)

Land development	$100	$2,801	$10,160	$13,061
Speculative construction	-	-	6,941	6,941

Total land development and speculative construction	$100	$2,801	$17,101	$20,002

RVSB Reports Third Quarter Fiscal 2016 Profits
January 28, 2016

	At or for the three months ended			At or for the nine months ended
SELECTED OPERATING DATA	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014

Efficiency ratio (4)	74.20%	77.66%	85.13%	77.28%	87.02%
Coverage ratio (6)	101.88%	98.34%	87.86%	97.30%	85.87%
Return on average assets (1)	0.76%	0.75%	0.55%	0.75%	0.48%
Return on average equity (1)	6.28%	6.16%	4.45%	6.17%	3.91%

NET INTEREST SPREAD
Yield on loans	4.66%	4.69%	4.65%	4.72%	4.64%
Yield on investment securities	2.09%	2.03%	1.73%	2.06%	1.87%
Total yield on interest earning assets	3.91%	3.86%	3.84%	3.89%	3.82%

Cost of interest bearing deposits	0.20%	0.21%	0.23%	0.21%	0.25%
Cost of FHLB advances and other borrowings	2.28%	2.22%	2.48%	2.22%	2.39%
Total cost of interest bearing liabilities	0.29%	0.29%	0.34%	0.29%	0.34%

Spread (7)	3.62%	3.57%	3.50%	3.60%	3.48%
Net interest margin	3.69%	3.64%	3.58%	3.67%	3.55%

PER SHARE DATA
Basic earnings per share (2)	$0.08	$0.07	$0.05	$0.22	$0.13
Diluted earnings per share (3)	0.08	0.07	0.05	0.22	0.13
Book value per share (5)	4.71	4.73	4.54	4.71	4.54
Tangible book value per share (5)	3.56	3.57	3.38	3.56	3.38
Market price per share:
High for the period	$5.11	$4.75	$4.49	$5.11	$4.49
Low for the period	4.35	4.15	3.84	4.08	3.38
Close for period end	4.69	4.75	4.48	4.69	4.48
Cash dividends declared per share	0.0175	0.0150	-	0.0450	-

Average number of shares outstanding:
Basic (2)	22,455,543	22,449,386	22,394,910	22,446,463	22,388,775
Diluted (3)	22,506,341	22,490,351	22,439,195	22,491,546	22,421,330

(1)	Amounts for the quarterly periods are annualized.
(2)	Amounts exclude ESOP shares not committed to be released.
(3)	Amounts exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated based on shareholders’ equity and include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest-bearing liabilities.

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